Exhibit 23.1

                          INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 333-107537, 333-68700, 333-5932, 33-96172, 33-96066 and 33-50900 of Orthofix
International N.V. ("Orthofix") on Form S-8 of our report dated February 18, 2004 relating to the consolidated financial statements of Breg, Inc., appearing in the Current Report on Form 8-K of Orthofix filed on March 12, 2004.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 12, 2004